Exhibit 4.27

SUBSCRIPTION AGREEMENT

Common Stock and Warrant

RICHFIELD OIL & GAS COMPANY

A Nevada Corporation

THIS SUBSCRIPTION AGREEMENT made this _________, 2012 by and between Richfield Oil & Gas Company, a Nevada corporation (the “Issuer”), and ___________________  (the “Subscriber”), who, for and in consideration of the promises and covenants set forth herein, do here to agree as follows:

1.             Subscription. The Subscriber hereby subscribes for _________ Common shares at a price of US$0.25 per share (the “Subscription Price”), and agrees to make a capital contribution to the Issuer in the amount of ______________________ (US$______) which the Subscriber has tendered herewith. This Subscription Agreement (“Subscription”) is an irrevocable offer by the Subscriber to subscribe for the securities offered by the Issuer, and, subject to the terms hereof; shall become a contract for the sale of said securities upon the acceptance thereof by the Issuer.

2.             Warrant. The Subscriber hereby shall be granted a warrant to acquire one (1) additional share for each share purchased (_________units) and issued pursuant to paragraph 1 above at a price of $0.50 per share at any time during the three year period starting on the date of the acceptance by the issuer and ending three (3) years from that date.

3.             Acceptance. This Subscription Agreement is made subject to the Issuer's discretionary right to accept or reject the subscription herein, and the Subscriber will be promptly notified as to whether the subscription has been accepted. If the Issuer shall for any reason reject all or part of this subscription, the amount paid by the Subscriber with respect to the rejected Subscription or part thereof, will be refunded, without interest. Acceptance of this Subscription by the Issuer will be evidenced by the execution hereof by an officer of the Issuer.

4.             Subscriber Representations. The Subscriber hereby represents and warrants that:

(a) The Subscriber's representations in this Agreement and the information contained in the Subscriber's Purchaser Questionnaire are complete and accurate to the best of the Subscriber's knowledge, and the Issuer and any sales agent may rely upon them. The Subscriber will notify the Issuer and any such agent immediately if any material change occurs in any of this information before the sale of the Shares.

(b) The Subscriber is an “accredited investor” as defined under Rule 501 of Regulation D.

(c) The Subscriber is able to bear the economic risk of an investment in the securities for an indefinite period of time, can afford the loss of the entire investment in the securities, and will, after making an investment in the securities, have sufficient means of providing for his (or her) current needs and possible future contingencies. Additionally, the Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to his/her net worth and this Subscription will not cause such overall commitment to become excessive.

(d) The securities subscribed for herein will not be sold by the Subscriber without registration under applicable securities acts or a proper exemption from such registration.

(e) The securities subscribed for herein are being acquired for the Subscriber's own account, for investment purposes, and not on behalf of any other person or with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The Subscriber is aware that there are substantial restrictions on the transferability of the securities, that there will be no known public market for the securities, and, accordingly, it is unlikely that the Subscriber will be able to liquidate an investment in the securities.

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(f) The Subscriber has had access to any and all information concerning the Issuer which the Subscriber and the Subscriber's financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. In making the decision to purchase the securities herein subscribed for, the Subscriber and his advisers have relied solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises' in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in the Issuer will depend upon the individual circumstances of the Subscriber, The Subscriber further understands that no opinion is being given as to any securities or tax matters involving the Offering.

(g) All of the representations and warranties of the Subscriber contained herein and all information furnished by the Subscriber to the Issuer are true, correct and complete in all respects, and the subscriber agrees to notify the Issuer immediately of any change in any representation, warranty or other information set forth herein.

(h) The Subscriber also understands and agrees that stop transfer instructions relating to the securities will be placed in the Issuer's stock transfer ledger, and that the certificates evidencing the securities sold will bear legends in substantially the following form:

“The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the “Act”) and are “restricted securities” as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Issuer.”

(i) Subscriber has been given the unrestricted opportunity to ask questions of, and receive answers from, the Issuer, or persons acting on its behalf, concerning the terms and conditions of, and all other matters relating to the offering, and has been given the unrestricted opportunity to obtain such additional information with respect to the offering as he has desired, including, but not limited to, any additional information necessary to verify the accuracy of the information set forth in the attached documentation.

(j) The Subscriber knows that the securities subscribed for herein are offered and sold pursuant to exemptions from registration under the Securities Act of 1933, and state securities law based, in part, on these warranties and representatives, which are the very essence at this Subscription Agreement, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

(k) By reason of the Subscriber's business or financial experience or the business or financial experience of professional advisors who are unaffiliated with and who are not compensated by the Issuer or any affiliate or selling agent of the Issuer, directly or indirectly, the Subscriber has the capacity to protect his/her own interest in connection with this transaction or has a pre-existing personal or business relationship with the Issuer or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

(I) This Agreement when fully executed and delivered by the Issuer will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms. The Subscriber, if it is a partnership, joint venture, corporation, trust or other entity, was not formed or organized for the specific purpose of acquiring the Shares. The purchase of the Shares by the Subscriber, if it is an entity investor, is a permissible investment in accordance with the Subscriber's Articles of Incorporation, bylaws, partnership agreement, declaration of trust or other similar charter document, and has been duly approved by all requisite action by the entity's owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the purchase of the Shares has all requisite authority to sign such documents on behalf of the Subscriber, if it is an entity investor.

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(m) The Subscriber has not duplicated or distributed the Business Plan to anyone other than his personal advisors, and will not do so in the future.

(n) The securities offered hereby were not offered to the Subscriber by way of general solicitation or general advertising and at no time was the Subscriber presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement.

5. Entire Agreement. This Subscription Agreement together with the other documents executed contemporaneously herewith, constitute the entire agreement between the parties with respect to the matters covered thereby, and may only be amended by a writing executed by all parties hereto.

6. Survival of Representations. The representations, warranties, acknowledgments and agreements made by the Subscriber shall Survive the acceptance of this Subscription and run in favor or, and for the benefit of, the Issuer.

7. Waiver. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver of a breach of, or default under, any provision hereof shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Notices. Except as otherwise required in this Agreement, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed as follows:

To the Issuer:	Richfield Oil & Gas Company

15 West South Temple
Suite 1050
Salt Lake City, Utah 84101

To the Subscriber:	At the address set forth beneath the Subscriber's signature

10. Non-Assignable. The obligations of the Subscriber hereunder shall not be delegated or assigned to any other party without the prior written consent of the Issuer.

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SUBSCRIBER:

____________________________

(Signature)

____________________________

(Print Name)

Direction to Issue Shares as follows:

Common Shares
Name

Warrants at $0.50 Strike Price

Address

Phone:___________________________

Email:____________________________

SS or Tax ID No.: ___________________

Number of Units Subscribed For Purchase:

________________

Dollar Amount of Subscription:

US $_____________

Wiring Instructions:

US Bank

170 S. Main St.

Salt Lake City, UT 84101

ABA #: 124302150

Account #: 1 531 5189 6732

FBO: Richfield Oil & Gas Company

Attn: Tammy Anton at (801) 531-6718

ACCEPTED:

Richfield Oil & Gas Company

Douglas C. Hewitt, Sr.

By: ____________________________

Date: __________________________

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